                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             TELCO SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

                             TELCO SYSTEMS, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                              [TELCO SYSTEMS LOGO]

                              TELCO SYSTEMS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 11, 1998



        The Annual Meeting of Stockholders of TELCO SYSTEMS, INC. (the "Company"), will be held at the Hilton at Dedham Place, 95 Dedham Place, 3rd Floor, Dedham, Massachusetts, on Wednesday, February 11, 1998, at 10:00 a.m. local time, for the following purposes:

        1.      To elect a Board of five directors.

        2. To act upon a proposal to approve the amendment of the Company's 1990 Stock Option Plan to increase by 250,000 the number of shares covered by the Plan.

        3. To act upon a proposal to increase by 100,000 the number of shares covered by the Company's 1983 Employee Stock Purchase Plan.

        4. To ratify the selection of Ernst & Young LLP as the independent certified public accountants for the Company for fiscal year 1998.

        5. To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on December 18, 1997, are entitled to notice of and to vote at the meeting and any adjournment thereof.


                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        Edward N. Gadsby, Jr.
                                        Assistant Secretary


Norwood, Massachusetts
December 29, 1997



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                                PROXY STATEMENT

                              TELCO SYSTEMS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 11, 1998


        The enclosed proxy is solicited on behalf of the Board of Directors of TELCO SYSTEMS, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, February 11, 1998, and at any adjournment thereof.

        Only holders of record of the Company's common stock, $.01 par value ("Common Stock"), on December 18, 1997, will be entitled to notice of and to vote at the meeting. At the close of business on December 18, 1997, 10,884,083 shares of Common Stock were issued and outstanding. Under the by-laws of the Company, a majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting will constitute a quorum for the meeting or any adjournment thereof.

        Holders of Common Stock are entitled to one vote for each share held on each matter submitted to a vote, except in the election of directors. The Company's certificate of incorporation contains a provision for cumulative voting for the election of directors. Cumulative voting rights entitle a stockholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder's shares are entitled without cumulative voting, and all such votes may be cast for a single candidate or may be distributed among any or all of the candidates.

        Votes withheld from any nominee for election as director, abstentions and broker "non-votes" will be counted as present or represented at the meeting for purposes of determining the presence or absence of a quorum for the meeting. A broker "non-vote" occurs when a broker or other nominee who holds shares for a beneficial owner withholds his vote on a particular proposal with respect to which he does not have discretionary voting power or instructions from the beneficial owner. Abstentions with respect to a proposal are included in the number of shares present or represented and voting on such proposal. "Non-votes" are not so included. An automated system administered by the Company's transfer agent tabulates the votes.

        Any proxy given may be revoked by a stockholder at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it or by duly executing a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies that are received prior to the meeting will be voted in accordance with the specifications on the proxy. If no specification is made with regard to any proposal set forth in the proxy, the shares will be voted in favor of the proposal.

        The principal executive offices of the Company are located at 63 Nahatan Street, Norwood, Massachusetts 02062. The approximate date on which this proxy statement and the accompanying proxy are being sent to stockholders is December 29, 1997.

ANNUAL REPORT TO STOCKHOLDERS

        The Company's Annual Report for the fiscal year ended August 31, 1997 (the "1997 Fiscal Year"), accompanies this proxy statement but is not incorporated herein and is not deemed to be a part hereof.

ELECTION OF DIRECTORS

        The Board of Directors has nominated and recommends the election of each of the nominees set forth below as a director of the Company, to serve until his successor has been elected and qualified or until he resigns or is removed in the manner provided in the Company's by-laws. Unless otherwise instructed by the stockholder, the persons named in the enclosed proxy intend to vote the shares represented thereby for such nominees. Although management anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the meeting, the proxy holders will vote for the others and may vote for a substitute nominee chosen by the present Board of Directors. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them according to the cumulative voting rules to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. The five nominees receiving the greatest number of votes will be elected as directors of the Company.

        The Board has nominated four of the current members of the Board as nominees for reelection. Mr. John Ruggiero, a director of the Company since 1988, has advised the Board of Directors that he does not intend to stand for reelection at the Annual Meeting, in order to devote additional time to other business commitments. Mr. Ruggiero, who had held a number of senior management positions with the Company, most recently as Chief Executive Officer from September 1994 to March 1996, has also acted as a consultant to the Company since March 1996. The Board has nominated Mr. Edward J. Fontenot to fill the vacancy created by the decision of Mr. Ruggiero not to stand for reelection. The beneficial ownership of the Company's Common Stock by the five nominees is set forth under "Voting Securities and Principal Stockholders."

                                                                       Director
Nominees                                              Age               Since
--------------------------------------------------------------------------------

Dr. Steward S. Flaschen .............................  71                1986
Dr. William B. Smith ................................  53                1994
Mr. Dean C. Campbell ................................  47                1989
Dr. Sheldon Horing ..................................  61                1995
Mr. Edward J. Fontenot ..............................  52                  --


        Dr. Flaschen, the Chairman of the Board, has been an independent business management consultant and President of Flaschen & Davies since January 1986. From 1964 to 1986, he held various executive positions with ITT Corporation, the most recent being Senior Vice President, member of the Management Policy Board and General Technical Director. Dr. Flaschen is also a director of SIPEX Corporation, and Chairman of the Board of TranSwitch Corporation.

        Dr. Smith was appointed President and Chief Executive Officer of the Company in March 1996. Dr. Smith was elected to the Board of Directors of the Company in February 1994 and also served as President and Chief Operating Officer from March 1995 to March 1996. From 1991 to February 1995, Dr. Smith served as Senior Vice President, Chief Information and Technology Officer, of
U S WEST, a Regional Bell Operating Company, and he served as President of U S WEST Technologies, a research, development and operations unit of U S WEST. From 1986 to 1991, Dr. Smith served as Executive Director at AT&T's Bell Laboratories.

        Mr. Campbell is currently the managing general partner of Campbell Venture Management, a venture capital fund. Previously he had been a partner of Norton Venture Partners, L.P., the predecessor of Campbell Venture Management, since 1982. Mr. Campbell is also a director of Texas Microsystems, Inc. (formerly Sequoia Systems, Inc.), and RF Monolithics, Inc.

        Dr. Horing was elected to the Board of Directors of the Company in April 1995. Dr. Horing is retired from Cincinnati Bell, Inc., where he was Executive Vice President, and from Cincinnati Bell Information Systems where he was President and Chief Executive Officer. From 1957 to 1990, Dr. Horing held a number of senior management positions at AT&T Bell Labs, including Executive Director of the Data Communications and Business Operations Division and Executive Director of Transmission Systems Engineering.

        Mr. Fontenot joined Astarte Fiber Networks, Inc. located in Boulder, Colorado in January 1997 and was appointed President and Chief Executive Officer in April 1997. From 1995 to 1996, Mr. Fontenot was Chief Technical Officer of Electronic Shopping Services, a joint venture of Pacific Telesis and Times Mirror Corporation. From 1992 to 1995, he was responsible for the Network Systems Engineering and Development Group at US West, a Regional Bell Operating Company. During the previous twenty years, Mr. Fontenot held management positions with Rockefeller Group Telecommunications Services, Inc., AT&T and AT&T Bell Labs.

        The Company's Audit Committee, established by the Board of Directors, met twice during the 1997 Fiscal Year. Responsibilities of the Audit Committee include (1) reviewing and consulting with the Company's independent certified public accountants concerning the Company's financial statements, accounting and financial policies and internal controls, (2) reviewing the scope of the independent certified public accountants' activities and the fees of the independent certified public accountants, and (3) maintaining good communications among the Committee, the Company's independent certified public accountants and the Company's management on accounting matters. The Audit Committee consists of all of the Board members who are not employees of the Company. The Board has not established a Nominating Committee.

        Prior to 1995, the Company had a Compensation Committee and a Stock Option Committee. The function of the Compensation Committee was to review and make recommendations to the Board of Directors regarding the compensation of and employee benefits for the Company's employees. The function of the Stock Option Committee was to administer the 1988 Non-Statutory Stock Option Plan and the 1990 Stock Option Plan of the Company. In 1995, the Compensation Committee and Stock Option Committee were merged by the Board into a single committee called the Stock Option and Compensation Committee (the "Compensation Committee"), combining the functions of the two predecessor committees and consisting of Mr. Campbell, Dr. Flaschen and Dr. Horing. The Compensation Committee met thirteen times during the 1997 Fiscal Year.

        The total number of meetings of the Board of Directors (including regularly scheduled and special meetings) during the 1997 Fiscal Year was fourteen. During the 1997 Fiscal Year, each of the incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of all committees of the Board on which he served.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT.

DIRECTORS' COMPENSATION

        Directors who are not employees of the Company receive an annual retainer of $17,500 and an additional $1,250 for attendance at each Board or Committee meeting, unless both Board and Committee meetings are held on the same day, in which case payment is reduced to $625 per meeting. Directors are also entitled to reimbursement of expenses incurred in attending each Board or Committee meeting. The Company's 1990 Stock Option Plan also provides for non-discretionary grants of non-qualified stock options to non-employee directors of the Company upon their initial election by the Company's stockholders and annually thereafter. During the 1997 Fiscal Year, non-discretionary grants of options pursuant to the Plan were made as follows:
Mr. Campbell, 5,000 shares; Dr. Flaschen, 5,000 shares, and Dr. Horing, 10,000 shares. All such options were at an exercise price of $19.00 per share, the fair market value of the Common Stock on January 23, 1997, the date of grant. If each of the non-employee nominees is re-elected at the Annual Meeting, he will on February 12, 1998, be granted, on a non-discretionary basis, an option, at an exercise price equal to the fair market value of the Common Stock on that date, to purchase the following number of shares of Common Stock: Mr. Campbell, 5,000 shares; Dr. Flaschen, 5,000 shares; and Dr. Horing, 10,000 shares. In addition, if elected at the Annual Meeting, Mr. Fontenot will immediately be granted, on a non-discretionary basis, an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value on February 12, 1998.

                             EXECUTIVE COMPENSATION

        The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by (i) each person who served as Chief Executive Officer of the Company at any time during the 1997 Fiscal Year, and (ii) each of the five other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 during the 1997 Fiscal Year.

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------------
                                                                                            LONG-TERM
                                                   ANNUAL COMPENSATION                     COMPENSATION
                                          ------------------------------------------   ---------------------
                                                                                             AWARDS
NAME AND                                                               OTHER ANNUAL    SECURITIES UNDERLYING         ALL OTHER
PRINCIPAL POSITION                YEAR    SALARY($)    BONUS($)(1)    COMPENSATION($)    OPTIONS/SARs(#)(2)    COMPENSATION($)(3)
------------------                ----    --------     ----------     --------------   ---------------------   -----------------

William B. Smith                  1997    $283,841      $ 90,004              --                  300                $ 6,653
President and Chief               1996    $242,963      $111,677              --              100,000                $ 7,746
Executive Officer                 1995    $106,154      $ 50,000        $ 55,498(8)           113,956                $   533

Kenneth J. Hamer Hodges(4)        1997    $182,575      $ 11,698              --                  200                $55,462
Vice President, Chief             1996    $163,144      $ 39,718              --                                     $ 4,511
Technical Officer                 1995    $173,420      $ 26,386              --                                     $ 4,643

Philip D. Wilson(5)               1997    $181,830      $ 30,917              --                  300                $ 5,146
Vice President, Engineering       1996    $ 66,046      $ 22,500              --               15,000                $ 1,385

Anand S. Parikh                   1997    $154,769      $ 33,290              --               13,300                $ 2,375
Vice President, Marketing         1996    $141,159      $ 53,114              --               17,000                $ 2,375
& Business Development            1995    $ 39,500      $ 15,000              --               15,000

Richard J. Nardone(6)             1997    $144,724      $ 28,572              --                  300                $ 3,528
Vice President,                   1996    $107,758      $ 22,779              --               15,000                $ 2,680
Corporate Resources

William J. Stuart(7)              1997    $138,538      $ 22,575        $122,198(9)            50,100                $ 3,330
Vice President,
Chief Financial Officer



(1) Cash bonuses for services rendered have been included as compensation for the fiscal year earned, even though such bonuses were actually calculated and paid in the following fiscal year. Such bonuses were payable pursuant to the Company's quarterly and annual Management Incentive Plan. This bonus plan is based on the achievement by the Company of certain minimum and maximum financial budget and other performance goals established by the Board of Directors and is described below under the heading "Compensation Committee Report on Executive Compensation."

(2) "Long Term Compensation" for the 1997 Fiscal Year does not include options granted prior to the 1997 Fiscal Year that were repriced on May 20, 1997, pursuant to the Company's decision to reduce to $9.625 per share the exercise prices of certain stock options issued between May 15, 1996 and May 13, 1997. See "--Ten Year Option/SAR Repricing" and "Compensation Committee Report on Executive Compensation--Stock Option Repricing."

(3) "All Other Compensation" for the 1997 Fiscal Year includes amounts as follows; Company contributions in the following amounts to match amounts deferred by the executives pursuant to the Telco Systems, Inc. 401(k) Savings Plan: Dr. Smith ($6,653); Mr. Hamer Hodges ($1,616); Mr. Wilson ($5,146); Mr. Parikh ($2,375); Mr. Nardone ($3,528); Mr. Stuart ($3,330).

(4) Mr. Hamer Hodges resigned effective May 23, 1997. Amounts shown under "All Other Compensation" for the 1997 Fiscal Year include payments in the aggregate amount of $53,846 made subsequent to his resignation, pursuant to a severance agreement.

(5) Mr. Wilson became an executive officer when he joined the Company in March 1996 and was named Vice President, Engineering.

(6) Mr. Nardone became an executive officer when he joined the Company in September 1995 and was named Vice President, Human Resources.

(7) Mr. Stuart became an executive officer when he joined the Company in January 1997 and was named Vice President, Chief Financial Officer.

(8) This amount includes $31,357 for moving expenses in connection with Dr. Smith's hiring and relocation to Norwood, Massachusetts.

(9) This amount includes $32,529 for home selling costs and $50,587 for moving expenses in connection with Mr. Stuart's hiring and relocation to Norwood, Massachusetts.

STOCK OPTIONS AND SAR GRANTS IN LAST FISCAL YEAR

     The table below sets forth certain information with respect to stock options granted during the 1997 Fiscal Year to the executive officers named in the Summary Compensation Table above.

                              INDIVIDUAL GRANTS
                           -----------------------
                            NUMBER OF   % OF TOTAL                                POTENTIAL REALIZABLE
                           SECURITIES    OPTIONS/                                   VALUE AT ASSUMED
                           UNDERLYING      SARs                                  ANNUAL RATES OF STOCK
                            OPTIONS/    GRANTED TO    EXERCISE                     PRICE APPRECIATION
                              SARs      EMPLOYEES     OR BASE                        FOR OPTION TERM
                            GRANTED     IN FISCAL      PRICE      EXPIRATION      ---------------------
NAME                          (#)         YEAR         ($/SH)        DATE          5%($)(1)    10%($)(1)
-------------------------------------------------------------------------------------------------------

William B. Smith               100        0.01%       $ 9.625      05/20/07       $    605     $  1,534
                               200        0.02%       $13.875      03/05/07       $  1,745     $  4,423
                            25,000        2.84%       $ 9.625      11/05/06       $141,192     $352,355

Kenneth J. Hamer Hodges        200        0.02%       $13.875      03/05/07       $  1,745     $  4,423

Philip D. Wilson (2)         5,000        0.57%       $ 9.625      01/22/07       $ 29,039     $ 72,911

                               100        0.01%       $ 9.625      05/20/07       $    605     $  1,534
                               200        0.02%       $13.875      03/05/07       $  1,745     $  4,423

Anand S. Parikh (2)            100        0.01%       $ 9.625      05/20/07       $    605     $  1,534
                               200        0.02%       $13.875      03/05/07       $  1,745     $  4,423
                             8,000        0.91%       $ 9.625      01/22/07       $ 46,462     $116,658
                             5,000        0.57%       $ 9.500      07/23/07       $ 29,872     $ 75,703

Richard J. Nardone (2)         200        0.02%       $13.875      03/05/07       $  1,745     $  4,423
                               100        0.01%       $ 9.625      05/20/07       $    605     $  1,534
                             5,000        0.57%       $ 9.625      01/22/07       $ 29,039     $ 72,911

William J. Stuart           50,000        5.69%       $ 9.625      01/22/07       $290,388     $729,114
                               100        0.01%       $ 9.625      05/20/07       $    605     $  1,534

(1) The amounts set forth represent the difference between (a) the appreciated value of the shares subject to the option immediately prior to its expiration, at the assumed rates of stock price appreciation set forth, compounded annually, less (b) the exercise price of the option. There can be no assurance that the value of the Company's securities will appreciate at the assumed rates, or at any other rate. Actual gains, if any on stock options exercises are dependent on the future performance of the Company's Common Stock and other factors such as the general condition of the stock markets and the timing of the exercises of the options.

(2) Does not include options to purchase the following numbers of shares of Common Stock granted prior to the 1997 Fiscal Year that were repriced on May 20, 1997: Mr. Wilson, 5,000 shares; Mr. Parikh, 7,000 shares; and Mr. Nardone, 5,000 shares. See "--Ten Year Option/SAR Repricings" and "Compensation Committee Report on Executive Compensation--Stock Option Repricing."

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

     The following table summarizes for each of the named executive officers the number of stock options, if any, exercised during the 1997 Fiscal Year, the aggregate dollar value realized upon such exercise, the total number of unexercised options held at August 31, 1997, and the aggregate dollar value of in-the-money unexercised options held at August 31, 1997. None of the named executive officers held or exercised any SARs during the 1997 Fiscal Year.

                                                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS/SARs
                              SHARES                  OPTIONS/SARs AT FISCAL YEAR END(#)   AT FISCAL YEAR END($)(2)
                            ACQUIRED ON      VALUE    --------------------------------------------------------------
NAME                        EXERCISE(#)   REALIZED(1)   EXERCISABLE    UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------
William B. Smith                  --             --       112,534         126,722        $218,276        $303,730
Kenneth J. Hamer Hodges       19,271        $72,644            --              --        $     --        $     --
Anand S. Parikh                2,521        $25,319        13,146          29,633        $ 33,953        $ 87,791
Philip D. Wilson                  --             --         5,625          14,675        $ 16,422        $ 43,919
Richard J. Nardone             2,708        $18,279         4,167          13,425        $  6,901        $ 26,560
William J. Stuart                 --             --         7,292          42,808        $ 24,158        $141,823



(1) Amounts shown are calculated based upon the difference between the closing price of the Common Stock on the date of exercise as reported by the Nasdaq National Market and the exercise price of the options.

(2) Amounts shown are calculated on the basis of the difference between the exercise price and the last sale price of the Common Stock on August 31, 1997, as reported by the Nasdaq National Market. These values have not been and may never be realized by the named executives. Actual gains, if any, will depend on the value of the Common Stock at the time of disposition, if any, of the shares. The unexercised options indicated have, in some cases, been acquired over a number of years of employment by the Company.

TEN-YEAR OPTION/SAR REPRICING
        The following table sets forth information concerning the repricing during the 1997 Fiscal Year of certain options previously granted to the named executive officers. (Except as set forth below, no option held by any executive officer of the Company was repriced during the Company's ten most recently completed fiscal years.)

                                                                                                       LENGTH OF
                                           NUMBER OF                                                    ORIGINAL
                                           SECURITIES    MARKET PRICE                                 OPTION TERM
                                           UNDERLYING    OF STOCK AT      EXERCISE PRICE              REMAINING AT
                                          OPTIONS/SARs     TIME OF          AT TIME OF      NEW         DATE OF
                                          REPRICED OR    REPRICING OR      REPRICING OR   EXERCISE    REPRICING OR
NAME                            DATE       AMENDED(#)    AMENDMENT $        AMENDMENT $    PRICE        AMENDMENT
------------------------------------------------------------------------------------------------------------------

William B. Smith              5/20/97       25,000         $9.625           $18.125        $9.625      9.50 years
President and Chief
Executive Officer

Kenneth J. Hamer Hodges            --           --             --                --            --              --
Vice President,
Chief Technical Officer

Philip D. Wilson              5/20/97        5,000         $9.625           $13.750        $9.625      9.25 years
Vice President,               5/20/97        5,000         $9.625           $19.125        $9.625      9.75 years
Engineering

Anand S. Parikh               5/20/97        7,000         $9.625           $13.750        $9.625      9.25 years
Vice President, Marketing     5/20/97        8,000         $9.625           $19.125        $9.625      9.75 years
& Business Development

Richard Nardone               5/20/97        5,000         $9.625           $13.750        $9.625      9.25 years
Vice President,               5/20/97        5,000         $9.625           $19.125        $9.625      9.75 years
Corporate Resources

William J. Stuart             5/20/97       50,000         $9.625           $19.125        $9.625      9.75 years
Vice President,
Chief Financial Officer



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Compensation Committee Report and the Stock Performance Graph on Page 8 shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Company's executive compensation program is determined by the Compensation Committee of the Board of Directors. The Compensation Committee consists of non-employee directors, Messrs. Campbell, Flaschen and Horing. The Committee meets or takes action as required during the year. A more complete description of the functions of the Compensation Committee is set forth on Page 2 under the heading "Election of Directors."

COMPENSATION PHILOSOPHY. Under the direction of the Compensation Committee, the executive compensation program of the Company has been designed to:

          * Support a pay-for-performance policy that differentiates in compensation amounts based on Company and individual performance;

          * Motivate key senior officers to achieve Telco Systems' short-and long-term strategic business initiatives and reward them for their achievement;

          * Provide compensation opportunities that are comparable to those offered by other leading companies in the telecommunications industry, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and

          * Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock.

     At present, the executive compensation program is comprised of base salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options, and benefits typically offered to executives by comparable high-technology corporations.

     Consistent with the objectives of the compensation philosophy, the percentage of an executive's potential total compensation that is based on performance incentives increases with his level of responsibility. This results in an executive's total compensation varying from year to year based on the performance of the individual and the Company. In addition, executives' total compensation is made dependent on the value of the Common Stock through stock-based awards, thus aligning the compensation of executives with the long-term interests of the stockholders of the Company.

FACTORS

     Several important factors which were considered in establishing the components of each executive officer's compensation package for the 1997 Fiscal Year are summarized below. Additional factors may also be taken into account, and the Committee may in its discretion apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years. All compensation decisions are designed to further the compensation philosophy indicated above.

     BASE SALARY. Base compensation is established based on competitive market rates, through comparisons with companies of similar size and complexity, at the time the executive is first hired. Base compensation is reviewed from time to time based on the executive officer's responsibilities and performance. When establishing or reviewing base compensation levels for each executive officer, the Committee considers numerous factors, including the qualifications of the executive and the amount of relevant individual experience the officer brings to the Company, strategic goals for which the executive officer has responsibility, and competitive market rates.

     INCENTIVE COMPENSATION. The Company's executive officers are eligible to participate in an annual incentive compensation plan with awards based primarily on achievement of financial targets or budgets, specific strategic business objectives, and predetermined individual objectives. Targeted awards for executive officers of the Company under this plan are consistent with targeted awards of companies of similar size and complexity to the Company. Actual awards are subject to decrease or increase on the basis of the Company's or individual's performance and at the discretion of the Committee.

     LONG-TERM INCENTIVE COMPENSATION. The Company has adopted the 1990 Stock Option Plan (the "1990 Plan") and 1988 Non-Statutory Stock Option Plan (the "1988 Plan") to provide executive officers and other key employees with incentives to maximize long-term stockholder values. Awards under the 1990 Plan can take a variety of forms, including non-statutory stock options and incentive stock options. Awards under the 1988 Plan may only take the form of non-statutory options. These incentives are designed to give the recipients a significant equity stake in the Company and thereby closely align their interests with those of the Company's stockholders. In the 1997 Fiscal Year, the Compensation Committee granted options to Dr. Smith, Mr. Wilson, Mr. Parikh, Mr. Nardone and Mr. Stuart. The number of options granted to the respective executive officers reflects the Compensation Committee's assessment of the particular officer's level of responsibility and its desire to match the award level with the executive's responsibility level.

     In addition, each of the above individuals also received grants under the Telco Options Program (TOPs). The TOPs program, introduced in the 1997 Fiscal Year, is designed to provide greater employee ownership in Telco Systems and a vehicle for long-term incentive and reward for performance against key Company goals. The program includes all employees and is administered within the rules of the 1990 Stock Option Plan.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The annual base compensation of the Company's Chief Executive Officer is set based on competitive market rates, and the Committee's review of the CEO's performance, consistent with the aforementioned philosophy. In the 1997 Fiscal Year, a bonus was paid to Dr. Smith based on the achievement of certain assigned business and individual objectives set by the Committee.

     In September 1996, Dr. Smith's annual base salary was increased 15.2% to $265,000.

     STOCK OPTION REPRICING. On May 20, 1997, the Stock Option and Compensation Committee of the Board voted to reduce the option price of each option granted by the Company between May 15, 1996 and May 13, 1997 (other than options to purchase an aggregate of 25,000 shares granted on January 23, 1997 to directors of the corporation and options to purchase an aggregate of 28,800 shares granted on March 5, 1997 pursuant to the Company's TOPs program) to $9.625, the last sale price of the Company's Common Stock on that date. The options remained otherwise unchanged.

     The amendment to the 1990 Stock Option Plan was an acknowledgment by the Committee of the importance to the Company of providing adequate equity incentives to its employees. Stock options whose exercise prices are significantly above the trading prices of the Company's Common Stock do not provide adequate equity incentives to its employees. In order to retain key employees, particularly certain key employees recruited during the prior twelve months, the Committee considered it necessary and in the best interest of the Company to reduce to the current market price the exercise price of certain stock options. This action was consistent with the policy of the Company that option repricing is to be employed only in exceptional circumstances, where necessary to restore the incentive value of outstanding options and where the Committee had determined that the option repricing is necessary to fulfill a legitimate corporate purpose, including the retention of one or more key employees. See "Approval of Amendments to 1990 Stock Option Plan--Description of 1990 Plan as Amended."

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162 (m)

     Federal tax legislation enacted in 1993 prevents a publicly-held company from taking a federal tax deduction for compensation paid to certain executive officers, to the extent that such compensation exceeds $1 million in any year. This limitation became effective August 29, 1994. At the 1994 Annual Meeting, stockholders approved amendments to the Company's 1990 Stock Option Plan that were intended to have the effect that any compensation deemed paid to an executive officer in connection with his exercise of an outstanding option under the 1990 Stock Option Plan would qualify as performance-based compensation which is not subject to the $1 million limitation. The Compensation Committee will continue to evaluate the impact of the foregoing federal tax legislation and take such actions as it deems appropriate.

COMPENSATION COMMITTEE INTERLOCKS & INSIDER PARTICIPATION No member of the

     Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, or a party to any other relationship of a character required to be disclosed under Item 402(j) of Regulation S-K promulgated by the Securities and Exchange Commission.


                                       Stock Option and Compensation Committee


                                       Dean C. Campbell
                                       Steward S. Flaschen
                                       Sheldon Horing


STOCK PERFORMANCE GRAPH

        The following stock performance graph compares the yearly percentage change in the cumulative total shareholder return of the Company's Common Stock with the cumulative total return of the equity securities included in the Standard & Poor's 500 Index and the Standard & Poor's Technology Sector Index. The stock performance graph assumes a $100 investment in each issuer on August 30, 1992, and compares the market value of such investment (assuming reinvestment of dividends, if any) as of the last day of each of the Company's five succeeding fiscal years. The Company paid no dividends during the period shown.



               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

 AMONG TELCO SYSTEMS, INC., THE S & P 500 INDEX AND A PEER GROUP MADE UP OF THE
                 COMPANIES IN THE S& P TECHNOLOGY SECTOR INDEX

                                               Cumulative Total Return
                                ---------------------------------------------------------
                                8/30/92   8/29/93   8/28/94   8/27/95   8/25/96   8/31/97

Telco Sys Inc         TELC        100       143       202       207       259       225

PEER GROUP            PPEER1      100       124       158       241       266       447

S & P 500             I500        100       115       122       148       175       246



* $100 INVESTED ON 8/30/92 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.

SENIOR EXECUTIVE TERMINATION BENEFITS AND EMPLOYMENT AGREEMENTS

     The Company has entered into a Senior Executive Termination Benefits Agreement dated March 6, 1995 (the "Change-in-Control Agreement"), with William
B. Smith, the President and Chief Executive Officer of the Company. Dr. Smith's Change-in-Control Agreement provides that in the event of (i) the termination by the Company of his employment within three years after a change in control (as defined) of the Company (except for reasons of death, disability or cause), or
(ii) the termination by him within three years after a change in control of the Company for specified reasons, Dr. Smith will be entitled to termination benefits. The permissible reasons for Dr. Smith to terminate his employment and receive termination benefits include a substantial reduction in his duties and responsibilities, a reduction in his compensation or benefits package, failure of the Company to obtain an assumption of the Change-in-Control Agreement by the Company's successor, failure of the Company or its stockholders to re-elect him to his former position or any material breach by the Company of the Agreement.

     The termination benefits to which Dr. Smith is entitled include a lump sum payment of (i) one and one-half times his annual base salary at the time of termination, plus (ii) the equivalent of the highest incentive compensation award paid or payable under the Company's Management Incentive Compensation Plan, or otherwise paid or payable to the executive by the Company as an incentive compensation award, for any consecutive 12-month period during the three years prior to the termination date. In addition, Dr. Smith would be entitled to continue to participate at no cost to him for up to 18 months after termination in various benefit programs maintained by the Company prior to the termination, to acceleration of the vesting of all of his outstanding stock options, and to the payment of any additional tax liabilities arising under Sections 280G or 4999 of the IRC as a result of termination payments under the Agreement. None of the foregoing benefits would be affected or reduced if Dr. Smith were to obtain new employment after his termination by the Company.

     The Company entered into additional Change-in-Control Agreements dated August 7, 1997 with Messrs. Stuart, Parikh and Nardone, the Vice President and Chief Financial Officer, Vice President, Marketing and Business Development, and Vice President, Corporate Resources, of the Company, respectively. These Change-in-Control Agreements provide that in the event of (i) termination by the Company of the executive officer's employment within eighteen months after a Change-in-Control (as defined) of the Company (except for reasons of death, disability or cause), or (ii) the termination by the executive officer within eighteen months after a Change-in-Control of the Company for specified reasons, such executive officer will be entitled to termination benefits. The permissible reasons for the executive officer to terminate his employment and receive termination benefits include a substantial reduction in his duties and responsibilities, a reduction in his compensation or benefits package, failure of the Company to obtain an assumption of the Change-in-Control Agreement by the Company's successor, or any material breach by the Company of the Agreement.

     The termination benefits to which the executive officer is entitled to include (i) thirteen monthly payments equal to one-twelfth times the executive officer's effective annual base salary as of the Termination Date plus (ii) the equivalent of the highest incentive compensation award paid or payable under the Company's Management Incentive Compensation Plan, or otherwise paid or payable to the executive by the Company as an incentive compensation award, for any consecutive 12-month period during the three years prior to the Termination Date, to be paid monthly during the 13 months commencing on the Termination Date. The executive officer may, by notice to the Company at any time during such 13-month period, elect to receive his remaining compensation in a lump sum payment. The executive officer for a period of 13 months commencing on the Termination Date will also receive at no cost to him continued participation in various benefit programs maintained by the Company prior to termination. All stock options held by the executive officer shall remain outstanding and shall continue to vest until the earlier of (a) 13 months after the Termination Date or (b) the date on which the Company pays the executive officer the remaining lump sum compensation, if that option was so chosen. None of the foregoing benefits would be affected or reduced if the executive officer were to obtain new employment after his termination by the Company.

     The Change-in-Control Agreements were approved by the Board as reasonable termination compensation for the executives in order to encourage management to remain with the Company and to continue to devote full attention to the Company's business in the event of a threatened Change-in-Control of the Company.

     The Company has entered into a Restated Employment and Consulting Agreement with John A. Ruggiero, dated March 26, 1996, which provided that he would be employed on a full-time basis until January 1, 1997. Upon the termination of such employment, he will serve as a consultant to the Company for a period of not less than two years. In the event that his employment was terminated by the Company prior to such date without cause, or by reason of his death or disability, Mr. Ruggiero or his legal representative would receive severance benefits amounting to approximately 150% of his annual salary at the time of termination. During the minimum two-year consulting term, Mr. Ruggiero will receive consulting fees at the rate of $165,375 per year of which the first year's installment was paid in advance and the remainder shall be payable monthly. He is also entitled under the agreement to the use of an office in Boston, Massachusetts, and to continuation of certain benefits pursuant to the Company's health, life insurance and employee stock option plans.

CERTAIN TRANSACTIONS

     Steward S. Flaschen, Chairman of the Company's Board of Directors, is also Chairman of the Board of TranSwitch Corporation ("TranSwitch"), one of several suppliers of components and design and fabrication services to the Company. Payments by the Company to TranSwitch for such items in the 1997 Fiscal Year totaled $1,192,116.

                APPROVAL OF AMENDMENTS TO 1990 STOCK OPTION PLAN

AMENDMENT OF 1990 PLAN

     The 1990 Stock Option Plan (the "1990 Plan") was originally approved by the stockholders of the Company in December 1990. On November 19, 1997, the Plan was amended by the Board of Directors to increase the number of shares of Common Stock covered by the 1990 Plan from 2,300,000 to 2,550,000. Stockholder approval of this amendment is necessary pursuant to the 1990 Plan and, to the extent that the 1990 Plan is intended to permit the grant of incentive options, under provisions of the Internal Revenue Code.

     On May 20, 1997, the Board of Directors amended the 1990 Plan to provide for the automatic acceleration and exercisability in full of all unexercised and unexpired stock options in the event of a sale or change in control of the Company, unless in the opinion of the company's independent certified public accountants such acceleration would prevent the Company and the acquiring corporation from accounting for the business combination using the pooling of interest accounting method. On May 20, 1997, the Board of Directors also amended provisions of the Plan setting forth the Company's policy concerning the repricing of stock options. The amendments adopted on May 20, 1997, which do not extend or enlarge the type or amount of benefits available to participants in the Plan, do not require shareholder approval. Accordingly, these additional amendments are not being submitted for consideration at the Annual Meeting.

DESCRIPTION OF THE 1990 PLAN AS AMENDED

     The following description of certain features of the 1990 Plan, as amended, is intended to be a summary only. The summary is qualified in its entirety by the full text of the 1990 Plan, as amended, which will be made available to any stockholder requesting it in writing.

     The 1990 Plan provides for the grant of incentive and non-qualified stock options to officers, employees and directors of, and other persons providing services to, the Company and its subsidiaries. The Plan, as amended, is administered by a Committee of the Board of Directors (the "Committee") consisting of at least two "Outside Directors." An "Outside Director" means a director who (i) is not an officer or employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended, which includes the Company (an "Affiliate"),
(ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director.

     Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Common Stock with respect to which awards may be granted under the 1990 Plan, prior to the amendment described herein, is 2,300,000. At December 18, 1997, only 129,953 shares were available for grant under the 1990 Plan. Therefore, stockholders are being asked to approve the amendment of the 1990 Plan to include an additional 250,000 shares.

     The 1990 Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under
Section 422 of the Internal Revenue Code of 1986. as amended (the "Code"), and
(ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option is determined by the Committee but may not be less than 100% of the fair market value of the shares on the date of grant. The last sale price of the Company's Common Stock on December 18, 1997, as reported by the Nasdaq National Market, was $10.75 per share.

     The term of each option is fixed by the Committee and may not exceed 10 years from date of grant in the case of an Incentive Option. The Committee determines at what time or times each option may be exercised and, subject to the provisions of the 1990 Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. Under the Plan, as amended, awards of options to purchase an aggregate maximum of not more than 100,000 shares of Common Stock may be granted to any person in any fiscal year. The exercise price of options granted under the 1990 Plan may be paid in cash or, with the consent of the Committee, in shares of Common Stock. To qualify as Incentive Options, options must meet additional requirements, including a $100,000 per year limitation on the value of shares subject to Incentive Options which first become exercisable in any one year, and a maximum 5-year term and exercise price of at least 110% of fair market value in the case of greater-than-10% stockholders.

     The 1990 Plan also provides for non-discretionary grants of Non-Qualified Options to non-employee directors of the Company ("Non-Employee Directors"). On the first business day following the Company's Annual Meeting of Stockholders or, if the Annual Meeting has not been held by the last business day of March in any year, then on the last business day of March in such year (the "Grant Date"), (i) any Non-Employee Director who was elected a director by the stockholders of the Company for the first time at the most recent annual meeting of stockholders is, without any action of the Committee, granted a Non-Qualified Option to purchase 10,000 shares of Common Stock, (ii) each Non-Employee Director elected prior to January 22, 1997 who holds Non-Qualified Options to purchase fewer than 50,000 shares of Common Stock is, without any action of the Committee, granted a Non-Qualified Option to purchase 10,000 shares of Common Stock, and (iii) each other Non-Employee Director is, without any action of the Committee, granted a Non-Qualified Option to purchase 5,000 shares of Common Stock. Each such option is for a term of ten years and vests over a period of four years from the date of grant.

     The 1990 Plan, as amended, provides that it is the policy of the Company that option repricing is to be employed only in exceptional circumstances, where necessary to restore the incentive value of outstanding options and where the Committee has determined that such option repricing is necessary to fulfill a legitimate corporate purpose, including the retention of one or more key employees.

     The 1990 Plan, as amended, also provides that if the Company is merged or consolidated with another corporation under circumstances in which the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the merger or consolidated corporations, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets (each hereinafter referred to as a "Transaction"), then in such event, immediately prior to the effective time of the Transaction and without any further action by the Committee or the Board of Directors, all unexercised and unexpired options outstanding under the Plan shall automatically be accelerated so as to be exercisable in full immediately prior to the effective time of the Transaction. Notwithstanding the foregoing, outstanding unexercised and unexpired options shall not be automatically accelerated if, in the opinion of the Company's independent auditors, to do so would adversely affect pooling of interest treatment intended to be effected in connection with the Transaction.

     The Board of Directors may at any time amend or discontinue the 1990 Plan and the Committee may at any time amend or cancel outstanding awards (or provide substitute awards at the same or a reduced exercise or purchase price) for the purpose of satisfying changes in the law or for any other lawful purpose. Among other things, the Committee has the authority to accelerate the exercisability or vesting of an option or extend the period for exercise of an option.

     If the amendment to increase the number of shares issuable pursuant to the 1990 Plan is approved by the stockholders of the Company, the Company intends to file a registration statement on Form S-8 covering the additional shares of Common Stock issuable pursuant to the 1990 Plan. Upon the effectiveness of such registration statement all such shares will be, when issued, eligible for resale in the public market.

FEDERAL TAX ASPECTS OF THE 1990 PLAN

     The following is a summary of the principal Federal income tax consequences of transactions under the 1990 Plan. It does not describe all Federal tax consequences under the 1990 Plan, nor does it describe state or local tax consequences.

     Incentive Options. No taxable income is realized by an optionee upon the grant or exercise of an Incentive Option. If shares issued to an optionee pursuant to the exercise of an Incentive Option are not sold or transferred within two years from the date of grant or within one year after the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) there will be no deduction for the Company for Federal income tax purposes. Under current law, the rate of federal tax on capital gain from the disposition of shares issued upon exercise of incentive options ranges from 20% (if the shares have been held for at least eighteen months after exercise of the option) to 28% (if the shares have been held for at least twelve but less than eighteen months). The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

     If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability).

     Non-Qualified Options. With respect to Non-Qualified Options under the 1990 Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (b) at disposition of the shares acquired upon exercise, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

NEW PLAN BENEFITS

     The Company is unable to determine the dollar value and number of options or other benefits or amounts, if any, which will be received by or allocated to any of the named executive officers or the current executive officers (as a group) as a result of the amendments to the 1990 Plan. The amendments to the 1990 Plan, if they had been effective during the 1997 Fiscal Year, would not have affected the dollar value or number of options or other benefits or amounts received by or allocated to such persons during such fiscal year.

     If a quorum is present at the Annual Meeting, the vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting will be necessary to approve the 1990 Plan, as amended.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 1990 PLAN, AS AMENDED.

               PROPOSED AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

     On November 19, 1997, the Board of Directors amended the Company's 1983 Employee Stock Purchase Plan (the "1983 Plan") to increase by 100,000 the number of shares of Common Stock covered by the 1983 Plan, to a total of 700,000 shares. If this amendment is approved by the stockholders, 137,842 shares would be available for future issuance under the Plan.

     The Company's 1983 Plan was adopted in 1983 to encourage and assist its employees in acquiring a stock ownership interest in the Company and to help them provide for their future security. All employees who have been employed by the Company or any majority-owned subsidiary an average of at least 20 hours per week for 90 days are eligible to participate in the 1983 Plan, except employees who own or hold options to acquire 5% or more of the capital stock of the Company or any subsidiary. No employee may purchase shares of stock under the 1983 Plan if the aggregate fair market value of such shares and all shares acquired pursuant to other purchase plans of the Company (and any parent or subsidiary) would exceed $25,000 in any calendar year.

     Each employee enrolling in the 1983 Plan elects to make contributions by payroll deductions of 2%, 5% or 10% of his or her base pay. The election is effective at the commencement of the next semiannual plan period (March 1 through August 31, or September through the last day of February), and thereafter may be changed effective at the commencement of another semiannual period.

     At the end of each semiannual period, each participant's contributions for the period are used to purchase shares of Common Stock at 85% of the lower of the fair market value of the shares on (i) the first trading day of the semiannual period or (ii) the last trading day of the semiannual period. An employee may elect prior to the end of the period not to purchase shares at the end of the period, in which event his or her contributions for the period are returned. Shares may be purchased only if they are covered by an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or by an exemption therefrom. All shares issuable under the 1983 Plan are currently registered under the Securities Act. If the amendment to increase the number of shares issuable pursuant to the 1983 Plan is approved by the stockholders of the Company, the Company intends to file a registration statement on Form S-8 covering the additional shares of Common Stock issuable pursuant to the 1983 Plan. Upon the effectiveness of such registration statement, all such shares will be, when issued, eligible for resale in the public market.

     Participation in the 1983 Plan terminates when the employee (i) voluntarily elects to withdraw his or her account, (ii) resigns or is discharged from the Company or its subsidiaries, (iii) dies, or (iv) does not receive pay from the Company for 12 consecutive months (with certain exceptions for illness, injury or other such occurrences). A terminated participant may rejoin the 1983 Plan at the commencement of a later semiannual period. Each participant designates a beneficiary or beneficiaries to whom his or her account is paid upon the participant's death. A participant's rights under the 1983 Plan are not otherwise assignable.

     The 1983 Plan requires that appropriate and proportionate adjustments be made in the number and class of shares of stock subject to the 1983 Plan, and to the rights granted thereunder and the prices applicable to such rights, in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition or like change in the capital structure of the Company.

     The Plan is administered by the Company's Board of Directors and such officers and employees as it delegates. Although the Company intends to continue the Plan until all of the shares covered under the Plan have been sold, the Company has the right to amend or terminate the Plan in any respect in its discretion.

FEDERAL TAX ASPECTS OF THE 1983 EMPLOYEE STOCK PURCHASE PLAN

     The following is a summary of the principal Federal income tax consequences of transactions under the 1983 Plan. It does not describe all Federal tax consequences under the 1983 Plan, nor does it describe state or local tax consequences.

     If an employee acquires shares pursuant to the Plan and does not dispose of them within two years after the commencement date of the semiannual offering period pursuant to which the shares were acquired, nor within one year after the date on which the shares were acquired (a "disqualifying disposition"), any gain realized upon disposition of the shares will be taxable as a long-term capital gain, except that the portion of such gain equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the purchase price of the shares or, (b) the excess of the fair market value of the shares on the offering commencement date over the purchase price, is recognized in the year of disposition of the shares. If the employee sells the shares at a price less than their purchase price, the employee realizes no ordinary income and has a long-term capital loss measured by the difference between the purchase price and the selling price. In the event of a disqualifying disposition, the difference between the purchase price and the fair market value of the shares at the time of purchase is taxable as ordinary income to the employee in the year of disposition, the Company may deduct from its gross income an amount equal to the ordinary income to such employee, and any difference between the selling price and the fair market value of the shares at the time of purchase is taxable as a capital gain or loss, as the case may be.

NEW PLAN BENEFITS

     The Company is unable to determine the dollar value and number of options or other benefits or amounts, if any, which will be received by or allocated to any of the named executive officers or the current executive officers (as a group) as a result of the amendment to the 1983 Plan. The amendment to the Plan, if effective during the 1997 Fiscal Year, would not have affected the dollar value or number of options or other benefits or amounts received by or allocated to such persons during the fiscal year.

     If a quorum is present at the meeting, the vote of a majority of the shares of Common Stock present or represented at the meeting and entitled to vote is necessary to approve the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO INCREASE BY 100,000 THE NUMBER OF SHARES COVERED BY THE 1983 EMPLOYEE STOCK PURCHASE PLAN, AS DESCRIBED IN THIS PROXY STATEMENT.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The Company's only issued and outstanding class of voting securities is the Common Stock. At the close of business on December 18, 1997, there were 10,884,083 shares of Common Stock issued and outstanding.

     The following table sets forth certain information as of December 18, 1997 regarding beneficial ownership of the Company's securities by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director and each nominee for director individually, (iii) by each executive officer named in the Summary Compensation Table on Page 3 and (iv) all executive officers and directors as a group.

                                                              SHARES BENEFICIALLY OWNED(1)
NAME OF STOCKHOLDER                                         NUMBER           PERCENT OF CLASS
---------------------------------------------------------------------------------------------

Kopp Investment Advisors                                4,651,310 (2)             42.7%
  7701 France Avenue South
  Suite 500, Edina, MN 55435

Dimensional Fund Advisors, Inc.                           588,700 (3)              5.4%
  1299 Ocean Avenue
  11th Floor, Santa Monica, CA 90401

William B. Smith*                                         147,296 (4)              1.4%
John A. Ruggiero                                           89,750 (5)               **
Steward S. Flaschen*                                       64,583 (6)               **
Dean C. Campbell*                                          63,458 (7)               **
Anand S. Parikh                                            19,128 (8)               **
William J. Stuart                                          12,784 (9)               **
Richard J. Nardone                                          8,483(10)               **
Sheldon Horing*                                             8,603(11)               **
Philip D. Wilson                                            8,008(12)               **
Edward J. Fontenot*                                             0(13)               **
Kenneth J. Hamer Hodges                                         0(14)               **

All executive officers and directors
  as a group (10 persons)                                 422,093(15)              3.9%



*    Nominee for director.
**   Less than 1.0%

(1) The persons named in the table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. All share amounts shown in this table include shares acquirable upon exercise of stock options exercisable within 60 days of the date of this table. The percent of class has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Information about greater-than-5% stockholders of the Company is based on filings on Schedule 13G or 13D provided to the Company by the reporting entities.

(2) Kopp Investment Advisors, Inc., ("Kopp"), a registered investment advisor, has filed a report on Schedule 13G as of December 31, 1996, in which it states that it has sole voting power with respect to 472,000 shares and shared dispositive power with respect to 4,179,310 shares for an aggregate beneficial ownership of 4,651,310 shares of the Company's Common Stock. The beneficial ownership includes shares with respect to which Kopp Investment Advisors, Inc. ("KIA"), Kopp Investment Advisors, Inc., Profit Sharing Plan ("the KIA Plan"), the LeRoy C. Kopp Individual Retirement Account, the Kopp Family Foundation, and LeRoy C. Kopp individually have sole voting power or shared dispositive power. Of such shares, 4,481,310 are held in a fiduciary or representative capacity for the benefit of persons other than those named above. LeRoy C. Kopp is sole trustee of the KIA Plan and controls KIA, the Kopp Family Foundation, and his individual retirement account.

(3) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, has filed a report on Schedule 13G as of December 31, 1996, in which it states that it has sole voting power with respect to 454,800 shares and sole dispositive power with respect to 133,900 shares for an aggregate beneficial ownership of 588,700 shares of the Company's Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., (the "Fund") or the DFA Investment Trust Company (the "Trust"), each a registered open-end investment company.

(4) Includes 6,237 shares held directly by Dr. Smith and 141,059 acquirable upon exercise of stock options exercisable within 60 days of the date of this table.

(5) Include 3,000 shares held indirectly by Mr. Ruggiero in his wife's name and 86,750 shares acquirable upon exercise of stock options exercisable within 60 days of the date of this table. Mr. Ruggiero, a current director, has indicated that he does not intend to stand for reelection at the Annual Meeting.

(6) Includes 10,937 shares held indirectly by Dr. Flaschen in the Steward S. Flaschen Revocable Investment Trust and 10,938 shares held by Dr. Flaschen in the Joyce D. Flaschen Revocable Investment Trust and 42,708 shares acquirable upon exercise of stock options exercisable within 60 days of the date of this table.

(7) Represents 63,458 shares acquirable upon exercise of stock options exercisable within 60 days of the date of this table.

(8) Includes 682 shares held directly by Mr. Parikh and 18,446 shares acquirable upon exercise of stock options exercisable within 60 days of the date of this table.

(9) Includes 184 shares held directly by Mr. Stuart and 12,600 shares acquirable upon exercise of stock options exercisable within 60 days of the date of this table.

(10) Includes 1,724 shares held directly by Mr. Nardone and 6,759 shares acquirable upon exercise of stock options exercisable within 60 days of the date of this table.

(11) Represents 8,603 shares acquirable upon exercise of stock options exercisable within 60 days of the date of this table.

(12) Represents 8,008 shares acquirable upon exercise of stock options exercisable within 60 days of the date of this table.

(13) Mr. Fontenot does not own any shares as of the close of business on December 18, 1997.

(14) Mr. Hamer Hodges resigned effective May 23, 1997 and does not own any shares as of the close of business on December 18, 1997.

(15) Includes 388,391 shares acquirable upon exercise of stock options exercisable within 60 days of the date of this table.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of such forms furnished to the Company, the Company believes that during the 1997 Fiscal Year all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were complied with, except that the year-end Form 5 filings for all officers and directors were filed two days past the required due date. Each late Form 5 disclosed from one to three transactions, which in each case consisted of the grant during the 1997 Fiscal Year of a stock option that was exempt from the provisions of Section 16(b) of the Exchange Act.

                      RATIFICATION OF SELECTION OF AUDITORS

     Ernst & Young LLP is the Company's independent certified public accounting firm. The firm has served as independent certified public accountants for the Company since 1982. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, at which they may make a statement if they desire to do so and will be available to respond to appropriate questions.

     This matter is not required to be submitted for stockholder approval, but the Board of Directors has elected to seek ratification of its selection of independent certified public accountants by the affirmative vote of the holders of a majority of the shares present and voting at the meeting. Management has not determined what action it will take in the event the stockholders do not ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                            PROPOSALS BY STOCKHOLDERS

     Proposals by stockholders of the Company intended to be presented at the next annual meeting must be received by the Company on or before August 31, 1998, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                            EXPENSES OF SOLICITATION

     The expense of preparing, assembling, printing and mailing the forms of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, special solicitation of proxies may, in certain instances, be made personally or by telephone or telegram by officers, directors, and regular employees of the Company, or by Bank of Boston c/o Boston EquiServe, the Company's transfer agent. It is expected that the expense of such special solicitation will be nominal. Arrangements will also be made for the forwarding of soliciting material by nominees, custodians and fiduciaries to their principals. All expenses incurred in connection with this solicitation will be borne by the Company.

                                 OTHER MATTERS

     Management knows of no other matters that will be brought before the meeting. If, however, any other matters are properly presented, the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.


Norwood, Massachusetts
December 29, 1997

                                     PROXY

                              TELCO SYSTEMS, INC.

 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints WILLIAM B. SMITH and WILLIAM J. STUART, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock of TELCO SYSTEMS, INC., that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of TELCO SYSTEMS, INC., to be held at the Hilton at Dedham Place, 95 Dedham Place, 3rd Floor, Dedham, Massachusetts on Wednesday, February 11, 1998, at 10:00 a.m., and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Meeting and in their discretion upon all other matters which may properly come before said Meeting.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE

[X] Please mark votes as in this example.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES
MADE: WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.


1.   Election of Directors.

     Nominees: Dean C. Campbell, Steward S. Flaschen, Edward J. Fontenot, Sheldon Horing and William B. Smith

     FOR                 WITHHELD             MARK HERE [ ]
     [ ]                    [ ]               IF YOU PLAN TO ATTEND THE MEETING

     MARK HERE [ ]
     FOR ADDRESS

     [ ] ____________________________________ CHANGE AND
     For all nominees except as noted above   NOTE BELOW


2. To approve the amendment of the Company's 1990 Stock Plan to increase by 250,000 the number of shares covered by the Plan.

     FOR            AGAINST             ABSTAIN
     [ ]              [ ]                 [ ]


3. To approve the amendement of the Company's Employee Stock Purchase Plan to increase by 100,000 the number of shares covered by the Plan.

     FOR            AGAINST             ABSTAIN
     [ ]              [ ]                 [ ]

4. To ratify the selection of Ernst & Young LLP as certified public accountants for the Company.

     FOR            AGAINST             ABSTAIN
     [ ]              [ ]                 [ ]

5. With discretionary authority on such other matters as may properly come before the meeting.

The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly in the enclosed envelope.

Please date and sign exactly as your name(s) appear on your shares. If signing for estates, trusts or corporations, your title or capacity should be stated. If shares are held jointly, each holder should sign.


Signature: __________________________________  Date: _________________________

Signature: __________________________________  Date: _________________________





                                       2